Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 26, 2013 with respect to the consolidated financial statements of ThermoEnergy Corporation and subsidiaries contained in Post-Effective Amendment No. 1 to this Registration Statement (No. 333-185487) and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts”.

/s/ Grant Thornton LLP

Westborough, Massachusetts

July 1, 2013